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                                                                    EXHIBIT 23.1

Section 11(a) of the Securities Act of 1933, as amended, provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

This Registration Statement on Form S-8 incorporates by reference certain documents previously filed by Pactiv Corporation, including its Report on Form 10-K for the year ended December 31, 2001. That Report on Form 10-K included Arthur Andersen LLP's audit report with respect to Pactiv Corporation's financial statements as of December 31, 2001 and for the year then ended.

On March 20, 2002, Pactiv Corporation named Ernst & Young as its independent auditor, replacing Arthur Andersen LLP. Prior to the date of this Form S-8, the Arthur Andersen LLP partner responsible for the audit of the financial statements of Pactiv Corporation as of December 31, 2001, and for the year then ended, resigned from Arthur Andersen LLP. As a result, after reasonable efforts, Pactiv Corporation has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement on Form S-8 of Arthur Andersen's audit report with respect to Pactiv Corporation's financial statements as of December 31, 2001 and for the year then ended, included in Pactiv Corporation's Report on Form 10-K for the year ended December 31, 2001.

Under these circumstances, Rule 437a under the Securities Act permits Pactiv Corporation to file this Form S-8, which incorporates by reference Pactiv Corporation's Report on Form 10-K for the year ended December 31, 2001, without a written consent from Arthur Andersen LLP. However, as a result, Arthur Andersen LLP may not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, individuals, their successors or assigns may be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act with respect to such financials.


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